Exhibit 99.1
Contact:
Express-1 Expedited Solutions, Inc.
Mark Patterson
269-429-9761
Mark.Patterson@express-1.com
EXPRESS-1 EXPEDITED SOLUTIONS (AMEX:XPO) REPORTS STRONG RESULTS FOR TENTH CONSECUTIVE QUARTER
“REVENUES UP 118%, OPERATING INCOME UP 44%”
SAINT JOSEPH, Mich. — May 8, 2008 — Express-1 Expedited Solutions, Inc. today reported its earnings for the first quarter, ended March 31, 2008.
Express-1 Expedited Solutions, one of the nation’s fastest growing providers of premium transportation services, including ground expedited, domestic and international freight forwarding, premium freight brokerage and dedicated expedite delivery, reported an 118% increase in revenue in the first quarter of 2008. Revenues increased dramatically to $25.0 million during the quarter, compared to $11.5 million in the same period in the prior year. The acquisition of Concert Group Logistics, which had a transaction date of January 1, 2008, contributed $10.5 million of this increase. During the quarter, the Company’s Express-1 operations expanded revenues by 28% over the same period in 2007. The Company’s other business units, Express-1 Dedicated and Bounce Logistics also contributed to the record year-over-year increase in revenues. Express-1 Expedited Solutions, Inc. continues to grow at a healthy pace, even in the face of the current soft transportation market.
During the same period, income from operations (income before income tax provision) increased by 44% to $1,063,000 versus $739,000 for the same period in 2007. Net income also improved 40% and represented $643,000 or $0.02 per diluted share for the first quarter of 2008 compared to $461,000 or $0.02 per diluted share for the same period in 2007.
“During 2008, our Company has significantly changed its geographical and operating footprints within the marketplace for premium transportation services. The acquisition of Concert Group Logistics, allowed us to expand our services into the freight forwarding sector. The start-up of Bounce Logistics is a strategic entry into the time-sensitive truckload brokerage arena,” commented Michael Welch, the Company’s Chief Executive Officer.
Welch added, “I am extremely pleased with the addition of these two complimentary operations to Express-1 and Express-1 Dedicated. We are now able to offer an expanded array of premium services to our broad base of customers. We’ve just begun to capitalize on the expansive cross-selling opportunities and anticipate this will rapidly increase in coming quarters. During 2007, we made some significant organizational changes that helped us to leverage the breadth of our management team. This allowed us to focus on the Concert Group Logistics acquisition and Bounce Logistics start-up. We believe each of our operating companies has been entrusted into the very capable hands of our Presidents.”

Chief Financial Officer Mark Patterson said, “The Company continues to demonstrate the operating leverage within our model, by holding the rates of growth within Selling, General and Administrative expenses below those of our top line. Selling, General and Administrative expenses increased by 46% during the period and represented $3.3 million in the first quarter of 2008 compared to $2.3 million during the same quarter during the prior year. As a percentage of revenue, SG&A costs declined to 13% of consolidated revenue during the 2008 period from 20% of revenue during the previous year. Our team is focused upon quickly completing the integration of Concert Group Logistics and Bounce Logistics. Once again, we’re pleased with these results and proud of the commitment from our dedicated employees and veteran management.”
Outlook
“Looking towards the end of 2008, our Presidents continue to be focused on delivering results that meet or exceed the targets we’ve established. Jeff Curry at Express-1, Brian Glaser at Express-1 Dedicated, Gerry Post at Concert Group Logistics and Tim Hindes at Bounce Logistics each lead a team of professionals that are committed to continuing the momentum we’ve established over the past ten quarters,” Welch said. “With rate compression like we continue to see in today’s market place, market expansion and attention to customer service are critical to continuing to expand our gross margin dollars. Our non-asset based business model has proven itself over many years and in all types of economic climates. We remain on target to deliver the results we committed to deliver at the start of 2008. By remaining focused on our model and our goals, we should be able to continue growing our company and our profits.”
Conference Call/Webcast Information
Management will conduct a conference call May 8, 2008 at 10:00 a.m. Eastern to discuss the Company’s first quarter financial results. Those interested in accessing a live or archived Webcast of the call should visit the Company’s Website at www.express-1.com. Those wishing to take part in the live teleconference call can dial 201-689-8049 (International) or 877-407-9210. A playback will be available through midnight on May 15, 2008. To listen to the playback, please call 877-660-6853. Use account number 286 and conference ID number 282362.
About Express-1 Expedited Solutions, Inc.
Express-1 Expedited Solutions, Inc. is a non-asset based services organization focused on premium transportation through its business segments, Express-1, Inc. (Buchanan, Michigan), Concert Group Logistics, Inc. (Downers Grove, Illinois), Express-1 Dedicated, Inc. (Evansville, Indiana), and Bounce Logistics, Inc. (South Bend, Indiana). These segments are focused on premium services that include: same-day, time—sensitive and dedicated transportation as well as domestic and international freight forwarding. Serving more than 2,000 customers, the Company’s premium transportation offerings are provided through one of five operations centers; Buchanan, Michigan; Evansville, Indiana; Toledo, Ohio; South Bend, Indiana and Downers Grove, Illinois. The operation centers are handled by experienced inside sales staff using the latest in operational software. The Company services customers throughout the lower 48 states and portions of Canada and Mexico. The Company’s operating model can be described

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as non-asset or asset light, with independent contractors fulfilling the trucking services for most of its shipments, and independently owned stations managing the services of its freight-forwarding network. Express-1 Expedited Solutions, Inc. is publicly traded on the American Stock Exchange under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements
This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: that our recent reorganization fails to result in projected operating efficiencies; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

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Express-1 Expedited Solutions, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$1,215,000	$800,000
Accounts receivable, net of allowances of $160,000 and $77,000, respectively	12,316,000	5,663,000
Prepaid expenses	482,000	492,000
Other current assets	595,000	149,000
Deferred tax asset, current	1,372,000	1,549,000

Total current assets	15,980,000	8,653,000

Property and equipment, net of $1,891,000 and $1,734,000 in accumulated depreciation, respectively	2,885,000	2,312,000

Goodwill	16,040,000	7,737,000
Identified intangible assets, net of $1,332,000 and $1,279,000 in accumulated amortization, respectively (*)	6,900,000	3,950,000
Loans and advances	94,000	104,000
Deferred tax asset, long term	134,000	377,000
Other long term assets	1,263,000	591,000

	$43,296,000	$23,724,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,271,000	$892,000
Accrued salaries and wages	419,000	660,000
Accrued acquisition earnouts	—	2,210,000
Accrued expenses, other	2,083,000	861,000
Current maturities of long term debt	1,250,000	50,000
Other current liabilities	508,000	199,000

Total current liabilities	9,531,000	4,872,000

Line of credit	7,223,000	—
Notes payable and capital leases, net of current maturities	2,222,000	34,000
Other long-term liabilities	571,000	616,000

Total long-term liabilities	10,016,000	650,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares no shares issued or outstanding	—	—
Common stock, $.001 par value; 100,000,000 shares authorized; 32,069,336 and 27,008,786 shares issued and 31,889,336 and 26,828,768 shares outstanding	32,000	27,000
Additional paid-in capital	26,051,000	21,152,000
Accumulated deficit	(2,227,000)	(2,870,000)
Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)

Total stockholders’ equity	23,749,000	18,202,000

	$43,296,000	$23,724,000

* The Company is currently awaiting the results of an independent valuation of the assets purchased in the Concert Group Logistics transaction. At this time, the Company has estimated the value of the intangibles created in the transaction to be $3.0 million. Based upon the results of this independent valuation, this amount could change. The valuation is anticipated to be completed during the second quarter of 2008.

Express-1 Expedited Solutions, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Revenues
Operating revenue	$25,006,000	$11,493,000

Expenses
Direct expenses	20,580,000	8,473,000

Gross margin	4,426,000	3,020,000

Sales, general and administrative expense	3,280,000	2,250,000
Other expense (income)	3,000	7,000
Interest expense (income)	80,000	24,000

Income before income tax provision	1,063,000	739,000

Income tax provision	420,000	278,000

Net income	$643,000	$461,000

Earnings per common share
Basic income per common share	0.02	0.02
Diluted income per common share	0.02	0.02

Weighted average common shares outstanding
Basic weighted average common shares outstanding	29,717,539	26,436,965
Diluted weighted average common shares outstanding	30,068,442	27,237,036
Included within the expenses above are depreciation and amortization of $242,000 and $231,000 for the three months ended March 31, 2008 and 2007, respectively.

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